Exhibit 10.48

FORM OF CONVERTIBLE PROMISSORY NOTE

THE SECURITIES OF THE COMPANY OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON REGULATION D PROMULGATED UNDER THE ACT, AND THE SECURITIES OFFERED HEREBY HAVE NOT BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS IN THE STATES WHERE THIS OFFERING IS MADE.  THEREFORE, THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT OR QUALIFICATION UNDER SUCH STATE SECURITIES LAWS OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.  THESE SECURITIES MAY BE SUBJECT TO ADDITIONAL RESTRICTIONS PURSUANT TO EXEMPTIONS IN THE VARIOUS STATES WHERE THEY ARE BEING SOLD.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED HEREIN) BY AND BETWEEN THE ORIGINAL HOLDER HEREOF AND THE COMPANY WHICH MAY BE OBTAINED UPON REQUEST.

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. PURSUANT TO TREASURY REGULATION SECTION 1.1275-3, A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE ISSUERS AT THE FOLLOWING ADDRESS: 201 MISSION STREET, SUITE 2375, SAN FRANCISCO, CA 94105, ATTENTION: CHIEF EXECUTIVE OFFICER.

CONVERTIBLE PROMISSORY NOTE

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Napo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to [               ] (the “Holder”), the principal sum of [             ] Dollars ($[            ]) with interest as provided below.  This Convertible Promissory Note (this “Note”) is being issued as of [                  , 20  ] (the “Effective Date”) pursuant to that certain Amended and Restated Note Purchase Agreement, dated March    , 2017, by and among the Company and the parties identified therein (as amended, the “Purchase Agreement”).  Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Purchase Agreement.

1.             Payment

(a)           Payments to Holder. The Company shall make payments hereunder to the Holder, at the address provided to the Company by the Holder in writing, in lawful money of the United States of America.

(b)           Interest. The Company promises to pay interest on the unpaid principal amount hereof from the Effective Date until paid in full at a rate per annum equal to ten percent (10%).  Accrued and unpaid interest hereunder shall be paid on the last business day of each six month anniversary date after the Effective Date (i) prior to the Merger Effective Date, at the Company’s election, either (x) in cash or (y) in kind by adding such accrued and unpaid interest to the outstanding principal amount of this Note, and (ii) following the Merger Effective Date, at the Company’s election, either (x) in cash or (y) in shares of Jaguar Common Stock as determined in the following sentence, provided that if Jaguar Common Stock is neither listed on Nasdaq or the Bulletin Board as of the date due for any applicable interest payment, the Company shall be required to pay such interest due in cash.  The number of shares of Jaguar Common Stock issued to the Holder pursuant to this Section 1(b) shall be determined by dividing the amount of interest then due to such Holder by the Jaguar Average Closing Price with such interest payment due date as the Valuation Date (rounded down to the nearest whole share).  The payment of cash or the issuance of shares of Jaguar Common Stock to the Holder shall in all cases be made on the due date for such interest payment.  All computations of interest shall be made on the basis of a 365 or 366 day year, as applicable, for the actual number of days elapsed in the relevant period.  In no event shall the interest rate payable on this Note exceed the maximum rate of interest permitted to be charged under applicable Law.

(c)           Prepayment.  Prior to December 30, 2019, except in connection with a Change of Control, the Company may not at any time prepay the principal or any accrued and unpaid interest of this Note in whole or in part, without the prior written consent of the Required Purchasers; provided, however, that in connection with any prepayment permitted hereunder, the Company shall give reasonable advance notice of such prepayment to the Purchaser and further shall give the Purchaser the right to receive such prepayment in the form of Conversion Stock and based upon the Conversion Price.  Unless otherwise set forth herein, all permitted prepayments of this Note will be applied first to unpaid interest and then to principal.  For purposes of this Note, a “Change of Control” means: (i) the merger, consolidation or other business combination of Jaguar with any entity in which the stockholders of Jaguar immediately prior to such transaction in the aggregate cease to own at least fifty percent (50%) of the voting power of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent thereof), (ii) the sale, transfer, lease, assignment or other disposal of all or substantially all of the assets of Jaguar or (iii) any transaction or series of transactions in which more than fifty percent (50%) of the voting power of Jaguar’s voting securities is transferred to any person or group other than pursuant to a transaction or series of transaction primarily for capital raising purposes.

(d)           Maturity Date.  The maturity date for this Note shall be the first date after December 30, 2019 on which the Majority Purchasers have provided written notice to the Company requesting payment in full of the outstanding principal and interest of this Note (such date, the “Maturity Date”).  Unless earlier repaid or converted in accordance with the terms hereof, the outstanding principal amount and all accrued and unpaid interest under this Note shall be paid in full on the Maturity Date.

2.             Default and Remedies

(a)           The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(i)            The Company fails to repay the principal or interest on this Note within five (5) business days following the due date thereof.

(ii)           The Merger Effective Date has not occurred on or prior to July 31, 2017.

(iii)          The Company makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver of or for the major part of its properties.

(iv)          A trustee or receiver is appointed for the Company or for a material part of its properties and the order of such appointment is not discharged, vacated or stayed within ninety (90) days after such appointment.

(v)           Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy or similar Laws or Laws for the relief of debtors, are instituted by or against the Company and, if so instituted, are consented to by the Company, or, if contested, are not dismissed by the adverse parties or by an Order within ninety (90) days after such institution.

(vi)          Any of the representations and warranties made by Napo set forth in the Purchase Agreement were not true when made.

(vii)         Any of the representations and warranties made by Jaguar set forth in any Transaction Document to which it is a party were not true when made.

(viii)        Napo defaults in the observance or performance of any covenant, condition, obligation or agreement contained in the Transaction Documents, and to the extent that such default is curable, such default continues for a period of fifteen (15) consecutive days.

(ix)          Jaguar defaults in the observance or performance of any covenant, condition, obligation or agreement contained in the Merger Agreement or any Transaction Document to which it is a party, and to the extent that such default is curable, such default continues for a period of fifteen (15) consecutive days.

(x)           Jaguar Common Stock ceases to trade on either Nasdaq or the Bulletin Board.

(xi)          The occurrence of a default under the Nantucket Loan Documents (as defined in the Intercreditor Agreement) or the Subordinated Loan Documents (as defined in the Intercreditor Agreement) other than any default as to which the Forbearance (as defined in the Intercreditor Agreement) applies.

(xii)         The termination or expiration of the Forbearance Period (as defined in the Intercreditor Agreement).

(b)           If any Event of Default occurs under Sections 2(a)(i), 2(a)(ii), or 2(a)(vi) — (xii), the Required Purchasers may declare the entire outstanding principal amount of the Notes and all accrued but unpaid interest thereon and all other payments payable on the Notes to be forthwith due and payable in cash immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, to the fullest extent permitted by applicable Law. If an Event of Default specified in Sections 2(a)(iii), 2(a)(iv) or 2(a)(v) occurs and is continuing, then the outstanding principal balance, accrued interest thereon and all other payments payable hereunder shall become and be immediately due and payable in cash without any declaration or other act on the part of the Holder or the Required Purchaser. The Required Purchasers by notice to the Company may rescind an acceleration and its consequences. No such rescission shall affect any subsequent default or impair any right thereto. Notwithstanding anything to the contrary set forth herein, other than in connection with a breach of the Security Agreement or Section 4.1 of the Purchase Agreement, in no event will any right or remedy conferred to the Holder under this Section 2(b) be exercised prior to the earlier of (i) July 1, 2017, (ii) the consummation of the Merger, or (iii) the delivery of the written notice by the Collateral Agent (as defined in the Intercreditor Agreement) to Kingdon set forth in Section 1.10 of the Intercreditor Agreement.

(c)           No right, power or remedy conferred hereby or now or hereafter available at law, in equity, by statute or otherwise shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise, but all rights, powers and remedies of the Holder shall be cumulative and not alternative.

3.             Conversion.

(a)           Optional Conversion.  Subject to the consummation of the Merger, the Holder shall have the option, exercisable (i) from the date of this Note until the day immediately preceding the one year anniversary of this Note, to convert all, but not less than all, of one-third of the outstanding principal and interest of this Note into Jaguar Common Stock (the “Conversion Stock”), (ii) from the one year anniversary of this Note until the day immediately preceding the two year anniversary of this Note, to convert all, but not less than all, of one-third of the outstanding principal and interest of this Note into Conversion Stock or, if the Holder did not exercise its conversion right pursuant to clause (i) of this Section 3, two-thirds of the outstanding principal and interest of this Note into Conversion Stock and (iii) from the two year anniversary of this Note and thereafter, to convert all, but not less than all, of the outstanding principal and interest of this Note into Conversion Stock, in each case, by providing written notice to the Company thereof, at a price equal to the applicable Conversion Price (defined below), subject to customary adjustments in connection with stock splits, combinations and reclassifications of the Jaguar Common Stock on or following the Initial Closing.  Within five (5) business days following receipt of notice of such exercise, Jaguar will issue to the Holder the Conversion Stock and, if necessary, a new Note with all necessary adjustments, including the principal amount.  This Section 3 shall be null and void if the Merger Effective Date has not then occurred.  The “Conversion Price” means $0.925.

(b)           Tax Information Statements. Napo shall use commercially reasonable efforts to provide the Holder of this Note with information as may be necessary for the Holder to satisfy U.S. federal income tax obligations, including without limitation I.R.S. Form 1099-OID.

4.             Security Agreement and Intercreditor Agreement

The obligations of the Company under this Note are secured pursuant to the terms of the Security Agreement and Intercreditor Agreement.

5.             Amendment Provisions

This Note may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company, the Required Purchasers and, prior to the consummation of the Merger, Nantucket, and then only to the extent set forth therein.

6.             Severability

If any provision of this Note is determined to be invalid, illegal or unenforceable, in whole or in part, the validity, legality and enforceability of any of the remaining provisions of this Note shall not in any way be affected or impaired thereby and this Note shall nevertheless be binding between the Company and the Holder.

7.             Successors and Assigns

This Note shall be binding upon, and shall inure to the benefit of, the Company and the Holder thereof and their respective permitted successors and assigns.  The Company may not assign any of its rights or obligations hereunder or under any Transaction Document without the prior written consent of the Required Purchasers.  Holder (or its transferees and/or assigns) may assign any rights and/or delegate any obligations hereunder or under any Transaction Document to an Affiliate but not to any other third party without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), provided that any such assignee agrees in writing to be subject to the terms of the NDA.

8.             No Notice

Except as expressly forth herein, the Company hereby waives notice of default, presentment or demand for prepayment, protest or notice of nonpayment of dishonor and all other notices or demands relative to this instrument.

9.             No Waiver

The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Note or to exercise any right or privilege conferred hereby, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Note shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.          Time of the Essence

Time is of the essence with respect to all obligations hereunder.

11.          No Usury

If any provision of this Note would require the Company to pay interest hereunder at a rate exceeding the maximum rate permitted by applicable Law, the Company shall instead pay interest on the outstanding principal balance of this Note at the maximum rate permitted by applicable Law.

12.          Business Days; Holidays

If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Illinois, the due date thereof shall be extended to the next succeeding business day.

13.          Governing Law

This Note shall be governed and controlled by the internal Laws of the State of Delaware as to interpretation, enforcement, validity, construction and effect and in all other respects, including, without limitation, the legality of the interest rate and other charges.

14.          Notices

All notices required or permitted to be given hereunder shall be in writing and may be delivered in accordance with Section 7.2 of the Purchase Agreement.

15.          Expenses of Enforcement.

The Company shall pay on demand all expenses of the Holder (including reasonable attorney’s fees) incurred in connection with the Holder’s enforcement of its rights and remedies arising under the Transaction Documents.

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IN WITNESS WHEREOF, the Company has duly caused this Convertible Promissory Note to be signed in its name and on its behalf by its duly authorized officer as of the Effective Date first written above.

NAPO PHARMACEUTICALS, INC.

By:
Name:
Its: